                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               DCB FINANCIAL CORP
             (Exact Name of Registrant as specified in its Charter)

OHIO                                            311469837
(State of Incorporation)           (IRS Employer Identification No.)

                              110 RIVERBEND AVENUE
                            LEWIS CENTER, OHIO 43035
          (Address of principal executive offices, including zip code)

             DCB FINANCIAL CORP 2004 LONG-TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              MR. JEFFREY T. BENTON
                              PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DCB FINANCIAL CORP
                              110 RIVERBEND AVENUE
                              LEWIS CENTER, OHIO 43035
                              (740) 657-7000


            (Name, address and telephone number of agent for service)

                                      COPIES TO:
                              EDWIN L. HERBERT, ESQ.
                              WERNER & BLANK, LLC
                              7205 WEST CENTRAL AVENUE
                              TOLEDO, OHIO  43617
                              (419) 841-8051

                                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum        Proposed Maximum
    Title of Securities          Amount to be      Offering Price        Aggregate Offering            Amount of
     to be Registered           Registered(1)       per Share(2)              Price(2)              Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Shares, no par value        300,000            $23.85                $7,155,000                  $907.00
---------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of common shares, no par value ("Common Shares"), of DCB Financial Corp (the "Company" or "Registrant") registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Shares.

(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457 (h) under the Securities Act of 1933 ("Securities Act"), based upon the average of the high and low prices of the Common Shares available under the Plan as reported on the Over-the-Counter Electronic Bulletin Board on June 16, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed below are incorporated by reference in this registration statement:

      1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004, both as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934.

      2. All other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2003.

      3. The description of our Common Shares included in our Current Report on Form 8-K filed with the SEC on June 18, 2004, pursuant to the Securities Exchange Act of 1934.

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Ohio law, generally, a corporation may indemnify any director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed action or suit related to the person's position with the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Some additional limitations apply to the ability of a corporation to indemnify an individual when the lawsuit is brought by or in the name of the corporation. With respect to a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires a corporation to indemnify any person for reasonable expenses incurred if he or she was successful in the defense of any action, suit or proceeding or part thereof. Ohio law and the Registrant's Amended and Restated Articles of Incorporation prohibit indemnification of a person finally judged to have been knowingly fraudulent or deliberately dishonest or who has acted with willful misconduct or in violation of applicable law. Finally, Ohio law requires a corporation to provide expenses to a person in advance of final disposition of the action, suit or proceeding if the person undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to indemnification. The Registrant's Amended and Restated Articles of Incorporation provide for indemnification to the full extent permitted by law. Registrant also maintains a directors' and officers' liability insurance policy, including reimbursement of Registrant, for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action, as permitted by Ohio law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number    Description
--------------    -----------
    4.1*          Amended and Restated Articles of Incorporation of DCB Financial Corp

    4.2**         Amended and Restated Code of Regulations of DCB Financial Corp

    4.3***        DCB Financial Corp 2004 Long-Term Stock Incentive Plan

    5             Opinion of Werner & Blank, LLC as to the legality of the securities

    23.1          Consent of Werner & Blank, LLC
                  (contained in the opinion included as Exhibit 5)

    23.2          Consent of Grant Thornton LLP

    23.3          Consent of Crowe Chizek and Company LLC

    24            Power of Attorney

* Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

** Incorporated by reference to Exhibit B to our Proxy Statement, as filed with the SEC on Schedule 14A on June 3, 2003.

*** Incorporated by reference to Appendix D to our Proxy Statement, as filed with the SEC on Schedule 14A on April 14, 2004.

ITEM 9. UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewis Center, State of Ohio, on June 18, 2004.

                              By: /s/ Jeffrey T. Benton
                              --------------------------------------------------
                              Jeffrey T. Benton, President
                                and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                            TITLE                            DATE
---------                                            -----                            ----
/s/ Jeffrey T. Benton
------------------------------
Jeffrey T. Benton                       President, Chief Executive Officer        June 18, 2004
                                                    and Director
                                          (Principal Executive Officer)

/s/ John A. Ustaszewski
------------------------------
John A. Ustaszewski                          Chief Financial Officer              June 18, 2004
                                   (Principal Financial Officer and Principal
                                             Accounting Officer)

Directors*

Jerome J. Harmeyer
Merrill L. Kaufman
Terry M. Kramer
Vicki J. Lewis
William R. Oberfield
G. William Parker, M.D.
Edward Powers
Gary M. Skinner
Adam Stevenson
Donald J. Wolf

* for each of the above directors pursuant to power of attorney filed with this Registration Statement.

By: /s/ Jeffrey T. Benton                                          June 18, 2004
    ---------------------
    Jeffrey T. Benton
    (pursuant to power of attorney)

                                  EXHIBIT INDEX

Exhibit Number     Description
--------------     -----------
    4.1*           Amended and Restated Articles of Incorporation of DCB Financial Corp

    4.2**          Amended and Restated Code of Regulations of DCB Financial Corp

    4.3***         DCB Financial Corp 2004 Long-Term Stock Incentive Plan

    5              Opinion of Werner & Blank, LLC as to the legality of the securities

    23.1           Consent of Werner & Blank, LLC
                   (contained in the opinion included as Exhibit 5)

    23.2           Consent of Grant Thornton LLP

    23.3           Consent of Crowe Chizek and Company LLC

    24             Power of Attorney

* Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

** Incorporated by reference to Exhibit B to our Proxy Statement, as filed with the SEC on Schedule 14A on June 3, 2003.

*** Incorporated by reference to Appendix D to our Proxy Statement, as filed with the SEC on Schedule 14A on April 14, 2004.